UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2015

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On September 15, 2015, Marchex, Inc. (“Marchex” or the “Company”) announced that Gary Nafus (“Nafus”) will join Marchex as its Chief Revenue Officer commencing September 15, 2015 (the “Grant Date”). Mr. Nafus, age 41, is the former Managing Director, Americas (SVP Sales & Client Services) for Kenshoo Corporation (“Kenshoo”), a position he held since 2013. Prior to Kenshoo, Nafus held various positions at Oracle Corporation (“Oracle”) from 2005 through 2013 and most recently he was Oracle’s VP Sales, Retail Industry.

Mr. Nafus’ annual base salary will be $300,000, with an annual bonus opportunity of up to $350,000, based upon the attainment of mutually agreed to financial performance measures.

As an inducement to join Marchex, Mr. Nafus will receive 275,000 stock options (the “Options”) and 225,000 shares of restricted stock (the “Restricted Stock” and together with the Options, the “Equity Awards”) effective on the Grant Date and issued pursuant to Marchex’s 2012 Stock Incentive Plan (the “Plan”). The Options will vest over four years, with 25% of the total option shares vesting on the first anniversary of the Grant Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares. The exercise price of the Options is the closing price of the stock on the Grant Date. The Restricted Stock will vest over four years, with 25% of the total shares vesting on the first, second, third and fourth annual anniversaries of the Grant Date.

One hundred percent (100%) of the Equity Awards will become vested and nonforfeitable upon the occurrence of both (x) a Change in Control (as such term is defined in the Plan), (y) followed by the earliest to occur of: (i) a termination of Nafus’ Service without Cause (as such terms are defined in the award agreements) by Marchex or any successor thereto, (ii) a Diminution in Duties (as such term is defined in the award agreements), or (iii) the 12 month anniversary of the occurrence of the Change in Control so long as Nafus’ Service with Marchex or any successor thereto is continuous from the Grant Date through such date (the “Equity Acceleration”).

In the event that Nafus is terminated by the Company without Cause or Nafus resigns due to a Diminution in Duties, Nafus will receive a one-time lump sum payment in an amount equal to six (6) months of Nafus’ base salary plus an amount equal to half of the amount of Nafus’ target annual bonus for the year in which Nafus is terminated (or, if no target annual bonus has been established for the year of termination, then the severance shall be calculated using the target annual bonus for Marchex’s immediately prior fiscal year) payable within fifteen (15) business days following the termination of employment. In addition, in the event that Nafus is terminated by the Company without Cause or Nafus resigns for Good Reason, Nafus will receive an additional twelve (12) months of vesting on his Equity Awards (the “Additional Vesting”). The Equity Acceleration and the Additional Vesting shall apply to any additional Marchex equity awards granted to Nafus following the Grant Date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: September 15, 2015	By:	/s/ PETER CHRISTOTHOULOU
	Name:	Peter Christothoulou
	Title:	Chief Executive Officer